                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into on this 1st day of September, 1998, by and between J.C. Nichols Residential, Inc. (the "Company"), a subsidiary of MidAmerican Realty Services Company ("MRSC"), which is a subsidiary of MidAmerican Energy Holdings Company ("MidAmerican") and Jack Frost (the "Employee").

         WHEREAS, the Company believes that the Employee's contribution to the growth and success of the Company as a member of its management team will be substantial and desires to employ the Employee in that role; and

         WHEREAS, the Employee is desirous of serving the Company in said capacity on the terms herein provided;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Employment and Term. The Company hereby agrees to employ the Employee as a member of its management team and the Employee hereby agrees to serve the Company in such capacity, on the terms and conditions set forth herein for the period commencing on the date of this Agreement and continuing for a period of five (5) years from that date, unless earlier terminated by the Employee or the Company in accordance with paragraph 5 herein. Upon the expiration of the initial term, this Agreement shall automatically be extended for one-year periods, unless on or before the date which is one year prior to the expiration of the initial term of the Agreement or any subsequent one-year extension period, either party has delivered to the other written notice of intent to terminate this Agreement upon its next expiration date. The purpose of the automatic extension is to assure that the parties have at least one year prior notice of termination of the Agreement. Irrespective of whether the Agreement is in its initial term or a subsequent one-year extension period, it is at all times subject to the termination provisions of paragraph 5.

         2. Duties. The Employee is engaged by the Company to be responsible for oversight of Company's real estate operations in the Greater

                  Kansas City Metropolitan area and for such duties related to the Company's management as may from time to time be assigned by its Board of Directors (the "Board"), and shall report to the Board. The Employee will, during his term of employment hereunder:

                  a. Faithfully and diligently do and perform all such acts and duties and furnish such services for the Company as the Board or its designated representative shall direct from time to time;

                  b. Devote his full time, energy and skill to the business of the Company and to the promotion of its best interests, except for vacations, absences made necessary because of illness, and service on other corporate, civic, or charitable boards or committees not significantly interfering with his duties hereunder.

         3. Compensation. During the initial term of this Agreement, the Company shall pay the Employee base, and, when earned in accordance with the provisions of this paragraph, incentive compensation for the performance of his duties under this Agreement, as follows:

                  a. The Company shall pay Employee a base salary at the annual rate of $250,000, payable at the Company's regular payroll intervals and in accordance to Company's regular payroll procedures. If the Agreement is extended following the initial period of the Agreement, then the Chief Executive Officer of MidAmerican Energy Holdings Company shall review Employee's annual base salary and consider possible increases, taking into account inflation factors, performance of the Company, salaries paid for positions of similar responsibility for other companies, and other relevant factors, and shall recommend such increases when deemed appropriate, for approval of the Compensation Committee of the Board of Directors of MidAmerican (the "Committee").

                  b. Short-term incentive compensation to be determined as provided in Exhibit A attached hereto.

                           With respect to the calculation of short-term incentives under this subparagraph, if it becomes apparent that the stated earn-ings thresholds cannot be achieved for unforeseen reasons and in spite of diligent management effort, the Employee may nonetheless be awarded short-term incentive payments, if approved by the Committee as recommended by the Chief Executive Officer of MidAmerican Energy Holdings Company, to reward exemplary performance.

                           In the event the Company terminates the Employee's employment for any reason other than Good Cause, as defined in subparagraph 5(c) other than due to Employee's death or disability, or the Employee terminates his employment for Good Reason, as defined in subparagraph 5(d), prior to the end of any calendar year, he shall be entitled to a short-term incentive payment if the earnings thresholds described in Exhibit A have been achieved as of the last day of the calendar year in which his termination of employment occurs, provided, however, that the amount of such payment shall be calculated by multiplying the incentive amount that would have been payable to the Employee pursuant to Exhibit A, had his employment not terminated during the calendar year, by a fraction, the numerator of which is the number of full weeks of employment completed by the Employee during such calendar year and the denominator of which is 52. If the Employee's employment is terminated for Good Cause, as defined in subparagraph 5(c), other than due to death or disability, or the Employee terminates his employment for other than Good Reason, as defined in subparagraph 5(d), prior to the end of any calendar year, no short-term incentive shall be payable for such year.

                  c. If the Employee's employment continues subsequent to the fifth anniversary of the date of this Agreement, the Employee and the Chief Executive Officer of MidAmerican Energy Holdings Company shall negotiate the amount of the Employee's future base salary and the terms of any further short-term incentive arrangements at that time, with all such compensation to be subject to approval of the Committee.

         4.       Additional Benefits.

                  a. The Employee shall be eligible to participate in the ERISA qualified retirement and welfare benefit plans of the Company in accordance with the terms and conditions of such plans. The Employee shall also be entitled to paid vacations and holidays consistent with the company's customary practice.

                  b. The Company shall promptly pay (or reimburse the Employee for) all reasonable expenses incurred by him in the performance of his duties hereunder in accordance with policies from time to time adopted by the Board, including business travel and entertainment expenses. The Employee shall furnish to the Company such receipts and records as the Company may require to verify the foregoing expenses.

                  c. The Company shall provide Employee a vehicle with a standard monthly lease rate of not more than $1,200. In addition, the Company shall pay the Employee's monthly membership dues at Indian Hills Country Club ("Country Club") and reimburse him for expenses incurred at the Country Club which are related to conduct of Company business. The Employee shall furnish to the Company such receipts and records as the Company may require to verify the foregoing expenses.

         5.       Termination.

                  a. The Employee may resign his employment with the Company effective upon two months' advance written notice to the Board. If the Employee resigns under this paragraph, the Board (by the vote of a majority of its members other than the resigning Employee, if Employee is then a Board member, and other members who have given notice of resignation as an employee) retains the right to terminate the Employee's employment, effective upon written notice to the Employee, at any time during the notice period for Good Cause, as defined in subparagraph 5(c).

                  b. The employment of the Employee with the Company may be terminated, for other than Good Cause, as defined in subpara-graph 5(c), by the Board directing such termination (by the vote of a majority of its members other than the Employee, if Employee is then a Board member, and other members who have given notice of resignation as an employee) and upon two months' advance written notice to Employee, provided, however, that Employee may be terminated, effective upon written notice to Employee, for Good Cause during the notice period. The Board may require Employee to cease reporting to work during the notice period, even without Good Cause.

                  c. The employment of the Employee may be terminated for Good Cause by the Board directing such termination (by the vote of a majority of its members, if Employee is then a Board member, other than the Employee and other members who have given notice of resignation as an employee) and effective upon written notice to the Employee. Good Cause shall mean (1) the Employee's conviction of any gross misdemeanor involving dishonesty, fraud or breach of trust or a felony; (2) the Employee's engagement in gross misconduct that materially injures the Company, monetarily or otherwise; (3) the Employee's gross neglect of his duties under this Agreement, including Employee's failure to physically appear for work; (4) the Employee's death or Disability; or
                           (5) the Employee's violation of paragraph 7 of this Agreement. The Employee shall be considered to have come under a Disability if he, by reason of physical or mental disability, becomes unable to perform the services required of him hereunder for more than three (3) months during any 12-month period.

                  d. The Employee may terminate his employment with the Company at any time for Good Reason, effective immediately upon written notice to the Board. Good Reason shall exist if the Employee terminates his employment because (1) the Company has materially breached any of the terms of this Agreement; (2) the Employee is assigned duties which are materially inconsistent with his position, duties, responsibilities and status as a member of the Company's management team; (3) the Company's principal office or the Employee's office location as assigned to him by the Company is relocated to a location more than 50 miles from the Greater Kansas City Metropolitan area; or (4) within the three (3) year period beginning on the effective date of this Agreement, the Company is directly or indirectly acquired by National Realty Trust, GMAC or Cendant Corporation, its affiliates or other persons or entities acting on its behalf and Employee acting in good faith is unable to reach agreement on a modified Employment Agreement within thirty (30) days following acquisition.

         6.       Severance.

                  a. If the Employee's employment is terminated by the Company for other than Good Cause or the Employee terminates his employment with the Company for Good Reason, the Company shall continue to pay the Employee his base salary as in effect as of his termination date at the Company's normal payroll intervals during the Non-Competition Period, as defined in subparagraph 7(a). In addition, during the Non-Competition Period, the Company shall also pay to the Employee annually a short-term incentive payment as described in Exhibit A, equal to the average annual short-term incentive payments made to the Employee under this Agreement prior to the Employee's termination. During this period, if the Employee is eligible for and elects continuation coverage under one or more group health plans sponsored by the Company or its subsidiaries, the Company shall pay the same portion of the premium cost of such coverage, if any, as is paid by the Company for members of its management team who are actively employed.

                  b. If the Employee terminates his employment with the Company for other than Good Reason, the Company shall pay the Employee his base salary only through his termination date and the Non-Competition Period shall continue for the full period specified in subparagraph 7(a) without additional consideration other than payments made prior to the Employee's termination date.

                  c. If the Employee is terminated by the Company for Good Cause, the Company shall pay the Employee his base salary only through his termination date and the Non-Competition Period shall continue for the full period specified in subparagraph 7(a) without additional consideration other than the payments made prior to the Employee's termination date.

                  d. Except as provided in this paragraph 6 or in subparagraph 3(b), or as otherwise required pursuant to the laws applicable to the retirement and welfare plans sponsored by the Company or its subsidiaries, the Employee shall receive no compensation or additional benefits following his termination date.

         7.       Non-Competition and Non-Solicitation.

                  a. Employee covenants and agrees that, during his employment and from the date of his termination of employment with the Company for any reason until the third anniversary of such date (the "Non-Competition Period"), he will not, directly or indirectly, own, manage, operate, control, invest in, be employed by or under contract with, participate in, consult with or render services to, or be connected in any manner with the operation, ownership, management or control of any enterprise which competes with any business engaged in by J.C. Nichols Residential, Inc. or its affiliates during his employment and within the states of Missouri and Kansas. Employee agrees that he will promptly notify the Board of his employment or other affiliation with any other business or entity during the Non-Competition Period.

                  b. Employee also certifies that he is not currently subject to a noncompetition agreement with a former employer or any other person or entity which prohibits him from working with the Company in the capacity contemplated by this Agreement.

                  c. The Employee specifically acknowledges that he has obtained and will, in the course of his employment, continue to obtain and have access to confidential data pertaining to customers and prospective customers of the Company, that such data is a valuable and unique asset of Company's business and that the success or failure of Company's specialized business is dependent to a significant degree upon the ability of Company to establish and maintain close and continuing personal contacts and working relationships with its customers and prospective customers and to develop proposals which are specifically devised, refined and adjusted to meet, satisfy and coincide with the interests and requirements of its customers and prospective customers. Therefore, this paragraph is specifically intended to prohibit, during the Non-Competition Period, solicitation, either directly or indirectly, of any or all of Company's customers and clients at the time of the Employee's termination of employment and prospective customers and clients of Company with whom Employee had contact, or was in a position to have contact with, during the two years preceding his termination of employment.

                  d. Employee further agrees that during his employment and during the Non-Competition Period, Employee will not solicit on his own behalf or on behalf of any other person, the services of any person who is an employee or agent of Company or was an employee or agent of Company during the two years preceding the Non-Competition Period or solicit any of Company's employees or agents to terminate their employment or agency with Company, without advance written approval of the Board of the Company.

                  e. Employee further acknowledges that he has obtained and will, in the course of his employment, continue to obtain and have access to confidential data relating to Company's special vendors and procurers and their representatives and that this information is a valuable and unique asset of Company, also developed over time. Employee agrees that, during the Non-Competition Period, he will not solicit on his own behalf or on behalf of any other person, any such vendor, procurer or representative for the purposes of either providing products or services or terminating their relationship or agency with Company. It is not the intent of this paragraph to prohibit the solicitation of common vendors such as vendors of telephone and electric services and such other vendors that are common to the operation of any business.

                  f. Employee further agrees that, during the Non-Competition Period, he will do nothing to interfere with any of Company's business relationships or its goodwill or reputation.

                  g. Employee hereby acknowledges and agrees that all non-public information and data of Company, including without limitation that related to products, customers, pricing, sales and financial results (collectively "Trade Secrets") are of substantial value to Company, provide it with a substantial competitive advantage in its business, and are and have been maintained in strictest confidence as trade secrets. Except as otherwise approved in writing by the Board, the Employee shall not divulge, furnish, or make accessible to anyone (other than the Company, its directors and officers or to others during the course of Employee's employment with the Company if, in good faith, the Employee determines that such disclosure is in the best interest of the Company) any Trade Secrets.

         8. Remedies. Employee acknowledges that the restrictions set forth in paragraph 7 are reasonably necessary to protect a legitimate business interest of the Company. It is understood that if the Employee violates his obligations under any of these paragraphs, Company would suffer irreparable harm for which a recovery of money damages would be an incomplete and inadequate remedy. It is therefore agreed that in the case of any violation or threatened violation of paragraph 7 of this Agreement, Company may apply for and secure injunctive relief, temporary or provisional, in court, without bond but upon due notice, pending final resolution on the merits pursuant to arbitration as set forth in paragraph 15 below. No waiver of any violation of this Agreement shall be implied from any failure by Company to take action under this paragraph.

         9. Severability. The parties intend that the covenants and agreements contained herein shall be deemed to be a series of separate covenants and agreements, one for each and every state of the United States and political subdivision outside the United States when the business described is conducted. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining covenants to be enforced in such proceeding. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

         10. Binding Effect. The covenants and agreements of paragraph 7 shall survive the termination of this Agreement for any reason and shall not be terminated by the voluntary dissolution of the Company (or any parent, subsidiary or successor of the Company) or merger whereby the Company (or such parent, subsidiary or successor of the Company) is not the surviving or resulting corporation, or any transfer of substantially all the assets of the Company, unless no transferee or successor continues to carry on the business activities of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the surviving or resulting corporation or the corporation to which such assets shall be transferred.

         11. Entire Agreement. From and after the date of this Agreement, the terms and provisions of this Agreement constitute the entire agreement between the parties. This Agreement supersedes any previous oral or written communications, representations, or agreements with respect to any subject, including the subject matter of compensation, incentive, participation and profit sharing and termination compensation.

         12. Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

         13. Applicable Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Iowa. The parties consent to the personal jurisdiction of the State of Iowa, waive any argument that such a forum is not convenient, and agree that any litigation or arbitration relating to this Agreement shall be venued in Polk County, Iowa.

         14. Tax Withholding. The Company may withhold from any payment of benefits under this Agreement (and forward to the appropriate taxing authority) any taxes required to be withheld under applicable law.

         15. Disputes. Any and all claims or disputes between Employee and Company (including the validity, scope, and enforceability of this paragraph), except as otherwise provided under paragraph 8 herein, shall be submitted for arbitration and resolution to an arbitrator. No demand for arbitration may be made after the date when the institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitation. The arbitrator shall be selected by mutual agreement of the parties. Unless otherwise provided for in this Agreement, the Expedited Labor Arbitration Rules of the American Arbitration Association shall apply. If the parties are unable to agree upon an arbitrator, any such dispute shall be solely and finally settled by arbitration in accordance with the Expedited labor Arbitration Rules of the American Arbitration Association ("AAA"), except (1) the arbitrator shall be selected by the AAA as follows: (a) the AAA shall submit a list of names of five arbitrators with significant experience in arbitrating executive employment disputes; (b) each party shall have the right to exercise unlimited challenges to said named arbitrators for cause, the AAA to determine, if disputed, whether any such challenge for cause is justifiable and to replace any such stricken arbitrator name with another name so that the parties are presented with five names, none of which can be stricken for cause; (c) each party hereto may exercise up to two peremptory challenges to names on the submitted list of five names; and (d) the AAA shall selected the arbitrator from the remaining names; and (2) the arbitrator shall render an Award in writing with sufficient detail to determine the arbitrator's decision on each issue submitted to arbitration. The parties agree that no punitive damages


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



                  shall be awarded hereunder. The parties also agree that all awards, decisions and remedies in favor of a winning party hereunder with respect to any issue shall be proportional to the violation caused by the losing party with respect to that issue. All costs in conducting the arbitration, including but not limited to the arbitration filing fee, the arbitrator's fees and expenses, and the reasonable attorney's fees and expenses of the prevailing party (including the attorney's fees and costs incurred by the prevailing party in seeking or resisting temporary or provisional court relief as set out in paragraph 8 above), shall be the responsibility of the losing party. In the event there is more than one issue in dispute and there is no one prevailing party with respect to all issues in dispute, costs and attorneys' fees shall be prorated by the arbitrator according to the relative dollar value of each issue. The arbitrator's Award shall be final and binding. In the event either party must resort to the judicial process to enforce the provisions of this Agreement, the award of an arbitrator or equitable relief granted by an arbitrator, the party seeking enforcement shall be entitled to recover from the other party all costs of litigation including, but not limited to, reasonable attorney's fees and court costs. The arbitration proceedings and Award shall be maintained by both parties as strictly confidential, except as otherwise required by court order and with respect to the parties' attorneys and tax advisors, and, with respect to Company, members of its management, and, with respect to Employee, his family and close confidants.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the day and year first above written.

                                     J.C. NICHOLS RESIDENTIAL, INC.


                                     By:
                                            ------------------------------
                                            /s/

                                     Title:
                                            ------------------------------


                                     JACK FROST


                                     /s/ Jack Frost
                                     -------------------------------------

                                   EXHIBIT A

             Short-Term Incentive Compensation Plan for Jack Frost


Start Date:                September 1, 1998

Term of Plan:              Five (5) years

Award Opportunity:         Target award of 40% of base salary, with a
                           maximum award equal to 60% of base salary

Definition of EBITDA:      MidAmerican Realty Services Company's
                           profit before depreciation; amortization of transaction costs and goodwill; interest income or expense; income taxes and unusual non-recurring gains or expenses (e.g., legal settle-ments, provisions for contingencies, effect of accounting changes and severance costs).

Payment:                   Payment of the award will be made upon
                           achievement of the performance criteria and after the Compensation Committee of the Board of Directors of MidAmerican Energy
                           Holdings Company (the "Committee") approves the incentive award computations, based upon the recommendation of the Chief Executive Officer ("CEO") of MidAmerican Energy Holdings Company. In making recommendation to the Committee, the CEO will consider the award proposed by Jack Frost and any other factors that the CEO in the CEO's sole discre-tion deems relevant.

Purpose: The intent of the incentive award and its underlying formula is to focus senior executives on maximizing "enterprise value".

Award Determination:       Award to be recommended to the Committee
                           will be determined by the CEO and based upon objective performance criteria to be established at the beginning of each calendar year. Such criteria will also be recommended by the CEO to the Committee for approval. For 1998, the performance criteria in effect will be based upon "EBITDA" level, which will be established by the CEO following acquisition of J.C. Nichols
                           Real Estate by MidAmerican Realty Services Company.
                           During a calendar year, performance criteria may be adjusted at the sole discretion of the CEO, with the concurrence of the Committee, to reflect modifications to MidAmerican Realty Services
                           Company's operations, resulting from items such as acquisitions or other items such as acquisitions or other items for which an adjustment is deemed appropriate. The CEO and the Committee will be under no obligation to make any such adjustments to the performance criteria.